Exhibit 4(d)


                           THE SEAGRAM COMPANY LTD.
                           1996 STOCK INCENTIVE PLAN


                                   ARTICLE I
                                    Purpose

          The purpose of The Seagram Company Ltd. 1996 Stock Incentive Plan is to provide selected key employees of The Seagram Company Ltd. and its subsidiaries an opportunity to benefit from the appreciation in the value of the common shares of The Seagram Company Ltd., thus providing an increased incentive for such employees to contribute to the future success and prosperity of The Seagram Company Ltd., enhancing the value of the common shares for the benefit of the shareholders and increasing the ability of The Seagram Company Ltd. and its subsidiaries to attract and retain individuals of exceptional skill.


                                  ARTICLE II
                                  Definitions

          The following capitalized terms used in the Plan have the respective meanings set forth in this Article:

          2.1 Act: The United States Securities Exchange Act of 1934, as amended.

          2.2 Affiliate: A person or entity controlling, controlled by, or under common control with The Seagram Company Ltd.

          2.3 Approval Date: The later of the date of approval of the Plan (a) by the shareholders of The Seagram Company Ltd. and (b) by the applicable regulatory authorities and stock exchanges, each as contemplated by Article XVIII of the Plan.

          2.4 Award: An Option, Stock Appreciation Right or other award granted under the Plan.

          2.5    Board:  The Board of Directors of The Seagram Company Ltd.

          2.6 Code: The United States Internal Revenue Code of 1986, as amended.

          2.7 Committee: The Seagram Company Ltd. Human Resources Committee or such other persons designated by the Board.

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          2.8    Common Shares:  The common shares without nominal or par
value of The Seagram Company Ltd.

          2.9 Company: The Seagram Company Ltd., any of its Subsidiaries or any other Affiliate designated by the Board.

          2.10 Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code. The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate.

          2.11 Disinterested Persons: Members of the Board who are not full time employees of the Company and who are eligible to serve as Plan administrators or to approve Awards under the provisions of Rule 16b-3 promulgated under the Act. The preceding sentence shall have no effect if any specification of such persons is eliminated from the rules promulgated under
Section 16 of the Act. This Section 2.11 shall apply only to the Plan and not to any other employee benefit plan of the Company.

          2.12 Employer: The Company that employs the employee or Participant.

          2.13 Fair Market Value: The mean between high and low prices of the Common Shares as reported on the composite tape for securities traded on the New York Stock Exchange (or, if such exchange is not open on such date, the immediately preceding date on which such exchange is open), or, if the Common Shares are not so listed or traded, the average trading price for the day of the Common Shares as reported on The Toronto Stock Exchange (or, if such exchange is not open on such date, the immediately preceding date on which such exchange is open) or, if the Common Shares are not listed or traded, the mean between high and low prices of the Common Shares as reported on the principal United States national securities exchange on which such shares are listed or admitted to trading (or, if such exchange is not open on such date, the immediately preceding date on which such exchange is open), or, if the Common Shares are not so listed or traded, the mean between the closing bid price and the closing asked price as quoted on the National Association of Securities Dealers Automated Quotation System, or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to the Common Shares, the Fair Market Value shall be the value established by the Committee in good faith and, in the case of an ISO, in accordance with Section 422 of the Code.

          2.14   ISO:  An incentive stock option within the meaning of
Section 422 of the Code.


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          2.15   Non-ISO:  A stock option that is not an ISO.

          2.16 Option: A stock option (whether ISO or Non-ISO) granted under the Plan.

          2.17 Option Price: The purchase price of one Common Share under an Option.

          2.18 Participant: A key employee of the Company who has been selected by the Committee to receive an Award under the Plan.

          2.19   Parent Corporation:  A parent corporation, as defined in
Section 424(e) of the Code.

          2.20 Plan: The Seagram Company Ltd. 1996 Stock Incentive Plan, as from time to time amended.

          2.21 Retirement: Separation from service with the Company on or after attainment of age 65 or, with the prior written consent of the Company, retirement at an earlier age.

          2.22 Stock Appreciation Right: A stock appreciation right granted under the Plan.

          2.23 Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code.

          2.24 Termination Date: With respect to each Award, a date fixed by the Committee; provided that with respect to an Option, such date shall not be later than the day preceding the tenth anniversary of its date of grant.

          2.25 Termination For Cause: A Participant's termination of employment with the Company due to insubordination, willful misconduct, willful failure to implement corrective actions, misappropriation of any funds or property of the Company, unreasonable neglect or refusal to perform duties assigned during employment or the conviction of a felony.


                                  ARTICLE III
                                Administration

          3.1 Except as otherwise provided in the Plan, the Committee (or any subcommittee thereof) shall administer the Plan and shall have full power to grant Awards, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating


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to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper.

          3.2    The Committee shall consist of not less than three persons,
(a) all of whom shall be (i) Disinterested Persons or (ii) if applicable, "non-employee directors" as defined in the rules promulgated under Section 16 of the Act and (b) at least two of whom shall be "outside directors" as defined in Section 162(m) of the Code and the regulations promulgated thereunder.

          3.3 Subject to the provisions of the Plan, the Committee (or any Subcommittee thereof) or the Board shall, in its discretion, determine which employees shall be granted Awards and the terms and conditions of Awards.

          3.4 Any decision made, or action taken, by the Committee, any Subcommittee thereof or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.


                                  ARTICLE IV
                   Limitations on the Amount of Award Grants

          4.1 Common Shares Subject to the Plan: The total number of Common Shares upon which Awards may be based shall be 45,000,000, subject to adjustment in accordance with Article XIV of the Plan. These Common Shares shall be authorized but unissued Common Shares. For purposes of this Section, a Stock Appreciation Right granted pursuant to clause (b) of Section
7.1 shall not be deemed to be an Award separate from the Option, or portion thereof, to which it relates. For purposes of this Section, an Option, or portion thereof, exercised through the exercise of such a Stock Appreciation Right shall be treated, to the extent settled in Common Shares, as though the Option, or portion thereof, had been exercised through the purchase of Common Shares, with the result that the Common Shares subject to the Option, or portion thereof, that was so exercised shall not be available for future grants of Awards.

          4.2 Common Shares to be Granted to a Participant: During the period from the Approval Date through the sixth anniversary of the Approval Date, the total number of Common Shares available for grants to any one Participant of (a) Awards under the Plan and (b) awards under any other plan of the Company which provides for the grant of Common Shares shall not exceed the lesser of (i) 5% of the outstanding Common Shares on the date when the Plan is adopted by the Board and (ii) 5% of the outstanding Common Shares.

          4.3 Cash-Only Awards: With respect to any fiscal year of the Company, the aggregate value (as determined by the Committee) of Awards granted which are exercisable solely for cash, or which upon maturity are

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payable solely in cash, shall not exceed the aggregate salaries paid or accrued with respect to such fiscal year to all Participants who receive grants of any Awards with respect to such fiscal year; provided, however, that any such Award which may be redeemed or exercised only upon a fixed date or dates at least six months after grant, or incident to death, Retirement, Disability or cessation of employment shall not be included in the foregoing calculation of the aggregate value of Awards granted with respect to any fiscal year. This Section 4.3 (or any part thereof) shall be effective only to the extent that it is required under the rules promulgated under Section 16 of the Act or any other law, rule or regulation applicable to the Company.

          4.4 Common Shares to be Granted to Insiders: Under the Plan and any other plan of the Company which provides for the issuance of Common Shares (i) the total number of Common Shares reserved for issuance to all Insiders (as defined below) shall not exceed 10% of the then outstanding Common Shares; (ii) the total number of Common Shares issued to Insiders, within one-year period, shall not exceed 10% of the then outstanding Common Shares; and (iii) the total number of Common Shares issued to any one Insider and to such Insider's associates, within a one-year period, shall not exceed 5% of the then outstanding Common Shares. For purpose hereof, "Insider" means an insider as defined by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.


                                   ARTICLE V
                                  Eligibility

          Awards may be granted to selected key employees of the Company.


                                  ARTICLE VI
                               Terms of Options

          6.1 Option Price: Except as provided in Section 6.3 of the Plan, the Option Price shall be no less than the Fair Market Value of a Common Share on the date the Option is granted, but in no event shall the Option Price be less than that permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.

          6.2 Period of Exercise: The Committee shall determine the dates after which Options may be exercised in whole or in part; provided, however, that an Option shall not be exercised prior to the Approval Date nor later than its Termination Date. The Committee may amend an Option to accelerate the date after which such Option may be exercised in whole or in part, provided that the Company has obtained all applicable approvals, if any, of regulatory authorities and stock exchanges. An Option which has not been exercised on or prior to its Termination Date shall be cancelled.

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          6.3    Special Rules Regarding ISOs Granted to Certain Employees:
Notwithstanding any contrary provisions of Sections 6.1 and 6.2 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly or within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Employer or of any Subsidiary or Parent Corporation thereof, unless (a) the Option Price under such Option is at least 110% of the Fair Market Value of a Common Share on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

          6.4 Manner of Exercise and Payment: Subject to Section 6.2 of the Plan, an Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the Common Shares being purchased pursuant to the Option. A Participant or his or her legal representative may exercise an Option with respect to less than the full number of Common Shares for which the Option may then be exercised, but a Participant must exercise the Option in full Common Shares. The price of Common Shares purchased pursuant to an Option, or portion thereof, may be paid:

          (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

          (b) through the delivery of Common Shares with an aggregate Fair Market Value on the date of exercise equal to the Option Price;

          (c) with the consent of the Committee, through the withholding of Common Shares issuable upon exercise with an aggregate Fair Market Value on the date of exercise equal to the Option Price;

          (d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the Option Price; or

          (e)    by any combination of the above methods of payment;

provided, however, that the Company shall not be obligated to purchase or accept the surrender in payment of any such Common Shares if any such action would be prohibited by the applicable laws governing the Company or the Committee shall determine that such action is not in the best interests of the Company. The Committee shall determine acceptable methods for providing notice of exercise, for tendering Common Shares or for delivering irrevocable instructions to a broker and may impose such limitations and prohibitions on


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the use of Common Shares or irrevocable instructions to a broker to exercise an Option as it deems appropriate.

          6.5 Notification of Sales of Common Shares: Any Participant who disposes of Common Shares acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the Common Shares were acquired or (b) within one year after the transfer of such Common Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.


                                  ARTICLE VII
                      Terms of Stock Appreciation Rights

          7.1 Grants of Stock Appreciation Rights: A Stock Appreciation Right may be granted (a) independent of an Option or (b) in conjunction with an Option, or portion thereof. A Stock Appreciation Right granted pursuant to clause (b) of the preceding sentence may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option.

          7.2 Exercise Price: The exercise price per Common Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (a) the Fair Market Value of a Common Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or portion thereof, the Option Price of the related Option and (b) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.

          7.3 Period of Exercise: The Committee shall determine the dates after which Stock Appreciation Rights may be exercised in whole or in part; provided, however, that a Stock Appreciation Right shall not be exercised prior to the Approval Date nor later than its Termination Date. The Committee may amend a Stock Appreciation Right to accelerate the date after which it may be exercised in whole or in part, provided that the Company has obtained all applicable approvals, if any, of regulatory authorities and stock exchanges. A Stock Appreciation Right which has not been exercised on or prior to its Termination Date shall be cancelled. A Stock Appreciation Right granted in conjunction with an Option, or portion thereof, shall not be exercised unless such Option, or portion thereof, is otherwise exercisable, and such a Stock Appreciation Right shall be cancelled to the extent the Option to which it relates has been exercised, or has expired, been terminated or been cancelled for any reason.

          7.4 Exercise of Stock Appreciation Rights: A Stock Appreciation Right, or portion thereof, shall be exercised in accordance with such

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procedures as may be established by the Committee.  Upon the exercise of a
Stock Appreciation Right, the Participant or his or her legal representative shall be entitled to receive from the Company with respect to each Common Share to which such Stock Appreciation Right relates an amount equal to the excess of (a) the Fair Market Value of a Common Share on the date of exercise over (b) the exercise price of the Stock Appreciation Right. Such amount shall be paid in cash and/or Common Shares at the discretion of the Committee. The number of Common Shares, if any, issued as a result of the exercise of a Stock Appreciation Right shall be based on the Fair Market Value of such Common Shares on the date of exercise. Upon the exercise of a Stock Appreciation Right, or portion thereof, granted in conjunction with an Option, or portion thereof, the Option, or portion thereof, to which such Stock Appreciation Right relates shall be deemed in the case of a cash payment to have been cancelled and in the case of a payment in Common Shares to have been exercised.


                                 ARTICLE VIII
                           Other Share-Based Awards

          8.1 Other Awards of Common Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Common Shares may be granted under the Plan in the discretion of the Committee. Such Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Common Shares, or the equivalent cash value of such Common Shares, upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Such Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when such Awards will be made, the number of Common Shares to be awarded under (or otherwise related to) such Awards, whether such Awards shall be settled in cash, Common Shares or a combination of cash and Common Shares, and all other terms and conditions of such Awards. Notwithstanding the foregoing, certain Awards granted under this Section 8.1 of the Plan may be granted in a manner which is deductible by the Company under Section 162(m) of the Code. Such Awards (the "Performance-Based Awards") shall be based upon stock price, market share, sales, earnings per share, return on equity or costs.


                                  ARTICLE IX
                             Dividend Equivalents

          9.1 At or after the grant of an Award, the Committee, in its discretion, may provide the Participant with dividend equivalents with respect to such Award.

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                                   ARTICLE X
                               Award Agreements

          10.1 All Awards shall be evidenced by written agreements executed by the Company and the Participant. Such agreements shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe; provided that with respect to Options, those Options that are intended to be ISOs shall be so designated and all other Options shall be designated Non-ISOs. Notwithstanding Section 2.13, an Award agreement may provide that Fair Market Value shall be determined based on the monetary currency of a Participant's country of residence. Notwithstanding Section 6.4, an Award agreement may require that payment of the Option Price shall be made in such currency and may otherwise restrict the manner of exercise and payment of an Option.


                                  ARTICLE XI
                         Nontransferability of Awards

          11.1 Each Award shall, during the Participant's lifetime, be exercisable only by the Participant, and neither it nor any right hereunder shall be transferable otherwise than by will, the laws of descent and distribution or be subject to attachment, execution or other similar process; provided, however, that to the extent permitted by applicable law, with respect to any Award, a Participant may designate a beneficiary pursuant to procedures which may be established by the Committee. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of an Award or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Award by notice to the Participant and the Award shall thereupon be cancelled. This Section 11.1 (or any part thereof) may be altered by the Committee to the extent that it is no longer required under the rules promulgated under Section 16 of the Act or any other law, rule or regulation applicable to the Company.


                                  ARTICLE XII
                    Cessation of Employment of Participant

          12.1 Cessation of Employment other than by Reason of Retirement, Disability, Death or Termination For Cause: If a Participant shall cease to be employed by the Company other than by reason of Retirement, Disability, Death or Termination For Cause, each Award other than, to the extent provided by the Committee, an Award granted under Article VIII of the Plan, held by

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the Participant shall be cancelled to the extent not previously exercised and all rights hereunder shall terminate at the end of the three-month period commencing on the last day of the month in which the cessation of employment occurred.

          12.2   Cessation of Employment by Reason of Termination For Cause:
If a Participant shall cease to be employed by the Company by reason of Termination For Cause, each Award, other than, to the extent provided by the Committee, an Award granted under Article VIII of the Plan, held by the Participant shall be cancelled to the extent not previously exercised and all rights hereunder shall terminate on the date of cessation of employment.

          12.3   Cessation of Employment by Reason of Retirement or
Disability: If a Participant shall cease to be employed by the Company by reason of Retirement or Disability, each Award, other than, to the extent provided by the Committee, an Award granted under Article VIII of the Plan, held by the Participant shall be exercisable until the Termination Date set forth in the Award. Notwithstanding the foregoing, an Award, other than, to the extent provided by the Committee, an Award granted under Article VIII of the Plan, shall be cancelled if after Retirement, in the sole determination of the Committee, the Participant (i) engages in activity which is competitive with that of the Company or its Affiliates or (ii) at any time, divulges to any person or entity (other than the Company or any of its Affiliates) any of the trade secrets, methods, processes or other proprietary or confidential information of the Company or any of its Affiliates.

          12.4 Cessation of Employment by Reason of Death: If a Participant shall die while employed by the Company, or at any time after cessation of employment by reason of Retirement or Disability, an Award may be exercised at any time or from time to time prior to the Termination Date set forth in the Award, by the person or persons to whom the Participant's rights under each Award shall pass by will or by the applicable laws of descent and distribution. Any person or persons to whom a Participant's rights under an Award have passed by will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the Award applicable to the Participant.


                                 ARTICLE XIII
                               Withholding Taxes

          13.1 The Company may, in its discretion, require a Participant to pay to the Company the amount, or make other arrangements (including, without limitation, the withholding of Common Shares which would otherwise be delivered as part of or upon exercise of an Award), at the time of exercise or thereafter, that the Company deems necessary to satisfy its obligation to withhold federal, provincial, state or local income or other taxes.

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                                  ARTICLE XIV
                                  Adjustments

          14.1 If (a) the Company shall at any time be involved in a transaction to which Section 424(a) of the Code is applicable, (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Shares or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, the Committee may take any such action as in its judgment shall be necessary to preserve the Participant's rights substantially proportionate to the rights existing prior to such event and, to the extent that such action shall include an increase or decrease in the number of Awards and/or Common Shares subject to outstanding Awards, the number of Awards and/or Common Shares available under Article IV above may be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matters referred to in this Article shall be conclusive and binding upon each Participant. The exercise by the Committee of its authority under this Article is subject to the approval of the Board as and when required by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.


                                  ARTICLE XV
                     Amendment and Termination of the Plan

          15.1 The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate; provided, however, that no such amendment shall be made without approval of the shareholders if such approval is required by Rule 16b-3 under the Act or by any regulatory authorities or stock exchanges.

          15.2 No amendment, suspension or termination of the Plan shall, without the Participant's consent, impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan.

          15.3 The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Awards meeting the requirements of future amendments or issued regulations, if any, to the Code, the Act or other applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.

          15.4 No amendment shall be effective until all applicable approvals, if any, of regulatory authorities and stock exchanges have been obtained.



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                                  ARTICLE XVI
                       Government and Other Regulations

          16.1 The obligation of the Company to issue, or transfer and deliver, Common Shares for Awards exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by regulatory authorities and any stock exchanges on which Common Shares are traded.

          16.2 Notwithstanding any other provision of the Plan, (a) during any period in which a Participant is subject to Section 16 of the Act, if the Participant shall exercise any Award or engage in any other transaction involving an Award or Common Shares received upon the exercise of an Award, the Participant shall comply with the rules promulgated under Section 16 of the Act (and any comparable rules of any other U.S. and non-U.S. regulatory authority), including, without limitation, rules which restrict the exercise of Awards, which limit the resale of Common Shares obtained upon exercise of Awards and which require the reporting of transactions and (b) the Committee may impose any conditions on an Award necessary to render any transaction involving such Award exempt under the rules promulgated under Section 16 of the Act.


                                 ARTICLE XVII
                           Miscellaneous Provisions

          17.1   The Plan Does Not Confer Employment or Shareholder Rights:
The right of the Company to terminate at will (whether by dismissal, discharge or otherwise) the Participant's employment with it at any time is specifically reserved. Neither the Participant nor any person entitled to exercise the Participant's rights in the event of the Participant's death shall have any rights of a shareholder with respect to the Common Shares subject to each Award, except to the extent that, and until, such Common Shares shall have been issued upon the exercise or maturity of each Award.

          17.2 The Plan Does Not Confer Rights to Assets: Neither the Participant nor any person entitled to exercise the Participant's rights in the event of the Participant's death shall have any rights to or interest in any specific asset of the Company.

          17.3 Plan Expenses: Any expenses of administering the Plan shall be borne by the Company.

          17.4 Use of Exercise Proceeds: Cash payments received from Participants upon the exercise of Options shall be used for the general corporate purposes of the Company.


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          17.5   Indemnification:  In addition to such other rights of
indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding, a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

          17.6 Governing Law: The Plan shall be construed and interpreted, and the rights of the Company and Participants (and all other parties) determined, in accordance with the internal laws of the State of New York, without regard to the conflict of law principles thereof.


                                 ARTICLE XVIII
                   Shareholder Approval and Effective Dates

          18.1 The Plan shall become effective when it is adopted by the Board. However, if (a) the Plan is not approved by the affirmative vote of the holders of a majority of the Common Shares present, or represented by proxy, and entitled to vote at the Annual Meeting of Shareholders of The Seagram Company Ltd. to be held on May 29, 1996, or at any adjournment thereof or (b) the necessary regulatory and stock exchange approvals are not obtained within one year after the date the Plan is adopted by the Board, the Plan and all Awards shall terminate. Awards may not be granted under the Plan after the sixth anniversary of the Approval Date.














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                                  APPENDIX A
                                      TO
                           THE SEAGRAM COMPANY LTD.
                           1996 STOCK INCENTIVE PLAN
           ADDITIONAL ARTICLES FOR THE GRANT OF APPROVED OPTIONS TO
                          UNITED KINGDOM PARTICIPANTS


                                  ARTICLE XIX
                                    Purpose

          19.1 The purpose of these additional articles ("Additional Articles") for UK Participants is to obtain Approved Option status in respect of Options granted up to the Limit under the Plan to UK Participants. These Additional Articles are to be read as a continuation of the Plan and only modify the Plan in respect of the grant of Approved Options under the Plan to UK Participants. These Additional Articles do not add to or modify the Plan in respect of any other category of Participant.

          19.2 The Committee has adopted these Additional Articles in accordance with Section 15.3.


                                  ARTICLE XX
                                  Definitions

          20.1 The definition of Award contained in Article II of the Plan shall be modified to include Options only and shall be so construed throughout the Plan.

          20.2 The definition of Fair Market Value contained in Article II of the Plan shall be modified so that if the Common Shares are not listed or traded on the New York Stock Exchange, the Fair Market Value of a Common Share shall be its market value as determined in accordance with Part VIII of the UK Chargeable Gains Act 1992 and agreed in advance with the Shares Valuation Division of the UK Board of Inland Revenue.

          20.3 The definition of Option shall include "Approved Option" unless the context otherwise requires.

          20.4 The following additional capitalized terms used in the Plan shall have the respective meanings set forth in this Section:

          (a) Approved Option: An Option granted under the Plan up to the Limit to a UK Participant while the Plan is approved by the UK Board of Inland Revenue under Schedule 9 to the UK Act.


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          (b)    Limit:  The Limit set out in paragraph 28(1) of Schedule 9 to the UK Act, which, at the time these Additional Articles were adopted, was (Pound Sterling)30,000, and for purposes of that paragraph, "market value" shall be construed in accordance with paragraph 28(3) of Schedule 9 to the UK Act.

          (c)    UK Act:  The United Kingdom Income and Corporation Taxes Act
                 1988.

          (d) UK Participant: A key employee of the Company who has been selected by the Committee to receive an Award under the Plan and who is:

                 (i)    resident in the UK for UK income tax purposes; and

                 (ii) is not ineligible to participate in the Plan by virtue of paragraph 8 of Schedule 9 to the UK Act (material interest provisions); and

                 (iii) if he a director of the Company, is required to work, under the terms of his employment with the Company as at the date of grant of the Option, for at least 25 hours per week (excluding meal breaks).

          (e) Shares: Common Shares which satisfy the provisions of paragraphs 10 to 14 inclusive of Schedule 9 to the UK Act.


                                  ARTICLE XXI
               Further Limitation on the Amount of Award Grants

          21.1 No Approved Option shall be granted to a UK Participant in excess of the Limit.


                                 ARTICLE XXII
                                  Eligibility

          22.1 Section 5.1 shall be modified by inserting "who satisfy the definition of UK Participant" at the end of that Section.


                                 ARTICLE XXIII
                               Terms of Options

          23.1 The first sentence of Section 6.2 shall be deleted and replaced with the following:

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

"The Committee shall determine, as at the date of grant of Approved Options, the date after which such Options may be exercised in whole or in part; provided, however, that an Approved Option shall not be exercised prior to the Approval Date nor later than its Termination Date".

          23.2 The second sentence of Section 6.2 shall not apply to Approved Options.

          23.3 An Approved Option may not be exercised by any person who is precluded from participation in the Plan by virtue of paragraph 8 of Schedule 9 to the UK Act (material interest provisions).

          23.4 The provisions of Section 6.4(b), (c) and (e) of the Plan shall not apply to Approved Options.

          23.5   The provisions of Section 6.4 shall read as follows:

"provided, however, that the Committee shall determine acceptable methods for providing notice of exercise or for delivering irrevocable instructions to a broker and may impose such limitations on instructions to a broker as it deems appropriate."

          23.6 The terms of an Approved Option shall not be amended without the prior approval of the UK Board of Inland Revenue.

          23.7 The appropriate number of Common Shares shall be allotted or transferred (as the case may be) within 30 days following the exercise of an Approved Option.


                                 ARTICLE XXIV
                          Terms of Stock Appreciation

          24.1   The provisions of Article VII shall not apply to Approved
Options.


                                  ARTICLE XXV
                           Other Share-Based Awards

          25.1   The provisions of Article VIII shall not apply to Approved
Options.






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

                                 ARTICLE XXVI
                             Dividend Equivalents

          26.1   The provisions of Article IX shall not apply to Approved
Options.


                                 ARTICLE XXVII
                               Award Agreements

          27.1 The provisions of Section 10.1 shall be modified in relation to Approved Options as follows:

                 (i) the word "objective" shall be inserted before "provisions" in the third line; and

                 (ii)   the last sentence thereof commencing with the words:
                        "Notwithstanding Section 6.4" shall be omitted therefrom.


                                ARTICLE XXVIII
                         Nontransferability of Awards

          28.1 Section 11.1 shall be modified by inserting at the end of that Section: "provided that, in respect of Approved Options, no such alternation shall be effective unless and until it is approved by the UK Board of Inland Revenue".


                                 ARTICLE XXIX
                    Cessation of Employment of Participant


          29.1 The provisions of Section 12.4 shall be modified so that upon the death of a UK Participant, Approved Options will be exercisable until the earlier of: -

                 (i) the expiry of a period of 12 months following such death; and

                 (ii)   the Termination Date.






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

                                  ARTICLE XXX
                                  Adjustments

          30.1 Section 14.1 shall be modified so that in respect of Approved Options:

                 (i) any adjustments made by the Committee pursuant to this Section 14.1 shall be made only to the Option Price and/or to the number of Common Shares subject to Approved Options and only in the event of a variation in the Common Stock; and

                 (ii) any adjustment to be made under this Section 14.1 shall be subject to prior approval of the UK Board of Inland Revenue.


                                 ARTICLE XXXI
                     Amendment and Termination of the Plan

          31.1 Subject to the provisions of Article XV of the Plan, the Board and the Committee may amend the Plan, but no such amendments shall become effective with respect to Approved Options unless and until they are approved by the UK Board of Inland Revenue.
























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